As filed with the Securities and Exchange Commission on March 12, 1999
                                                     Registration No. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                              Skibo Financial Corp.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        United States                                           25-1820465
-------------------------------                           ----------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                              242 East Main Street
                        Carnegie, Pennsylvania 15106-0664
                                 (412) 276-2424
                    ----------------------------------------
                    (Address of principal executive offices)

                             First Carnegie Deposit
                         Salary Deferral Plan and Trust
                         ------------------------------
                            (Full Title of the Plan)

                               Richard Fisch, Esq.
                               Ruel B. Pile, Esq.
                              Evan M. Seigel, Esq.
                      Malizia, Spidi, Sloane & Fisch, P.C.
                               1301 K Street, N.W.
                                 Suite 700 East
                             Washington, D.C. 20005
                                 (202) 434-4660
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE
==============================================================================================================
                                                                          Proposed Maximum       Amount of
Title of Securities        Amount to be          Proposed Maximum        Aggregate Offering    Registration
to be Registered (1)      Registered (2)   Offering Price Per Unit (3)       Price (4)              Fee
--------------------      --------------   ---------------------------       ---------             ----
Common Stock
$.10 par value            25,400 shares               $7.625                  $193,675            $53.84
==============================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the First Carnegie Deposit Salary Deferral Plan and Trust (the "Plan"), as described herein.
(2) Estimates the maximum number of shares expected to be issued under the Plan assuming that all employer and employee contributions to the Plan are used to purchase shares of Common Stock of Skibo Financial Corp. (the "Company") in the open market, together with an indeterminate number of shares which may be necessary to adjust the number of additional shares of Common Stock reserved for issuance pursuant to the Plan and being registered herein, as the result of a stock split, stock dividend, reclassification, recapitalization, or similar adjustment(s) of the Common Stock of the Company.
(3) Estimated solely for the purpose of calculating the registration fee and calculated pursuant to Rule 457(c) based on the average of the high and low prices of the Common Stock reported in the Nasdaq SmallCap Market on March 8, 1999. (4) Estimated based on (2) and (3) above.

         This Registration Statement shall become effective automatically upon the date of filing, in accordance with Section 8(a) of the Securities Act of 1933.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *
------

Item 2.  Registrant Information and Employee Plan Annual Information. *
------

         *This Registration Statement relates to the registration of 25,400 shares of Skibo Financial Corp. (the "Company" or "Registrant") common stock, $.10 par value per share (the "Common Stock") reserved for issuance and delivery under the First Carnegie Deposit Salary Deferral Plan and Trust (the "Plan"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                                     PART II
               INFORMATION REQUIRED IN THE Registration Statement

Item 3.  Incorporation of Certain Documents by Reference.
------

         The Company became subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") on October 30, 1998 and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The following  documents filed by the Company are  incorporated in this
Registration   Statement  and  the  Prospectus   constituting  Part  I  of  this
Registration Statement:

         (1) The Company's Form 8-K filed with the Commission on October 30, 1998; and

         (2) The Company's Quarterly Report on Form 10-QSB for the quarters ended December 31, 1998 and September 30, 1998, as filed with the Commission.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
------

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.
------

         Not Applicable

Item 6.  Indemnification of Directors and Officers.
------

         Federal Regulations define areas for indemnity coverage by First Carnegie Deposit (the "Bank") as follows:

         (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the Bank shall be indemnified by the Bank, as the case may be, for:

            (i) Any amount for which such person becomes liable under a judgment in such action; and

            (ii) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by such person in defending or settling such action, or in enforcing his or her rights to indemnification if the person attains a favorable judgment in such enforcement action.

         (b) Indemnification provided for in subparagraph (a) shall be made to such officer or director only if the requirements of this subparagraph are met:

            (i) The Bank shall make the indemnification provided by subparagraph
         (a) in connection with any such action which results in a final judgment on the merits in favor of such officer or director.

            (ii) The Bank shall make the indemnification provided by subparagraph (a) in case of settlement of such action, final judgment against such director or officer or final judgment in favor of such director or officer other than on the merits, if a majority of the disinterested directors of the Bank determines that such a director or officer was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose which he or she could reasonably have believed under the circumstances was in the best interest of the Bank or its members.

         (c)  As used in this paragraph:

            (i) "action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

            (ii) "final judgment" means a judgment, decree, or order which is not appealable and as to which the period for appeal has expired with no appeal taken;

            (iii) "settlement" includes the entry of a judgment by consent or by confession or a plea of guilty of nolo contendere.

         Office of Thrift Supervision regulations subject the Company to the same indemnification regulations applicable to the Bank and described above.

Item 7.  Exemption from Registration Claimed.
------

         Not Applicable

Item 8.  Exhibits.
------

         For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

In lieu of an opinion of counsel concerning the Plan's compliance with the requirements of ERISA, the Company hereby undertakes that it has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

         (a)        The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do no apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carnegie in the Commonwealth State of Pennsylvania, on the 12th day of March, 1999.

                                  SKIBO FINANCIAL CORP.


                                  By:    /s/ Walter G. Kelly
                                         ---------------------------------------
                                         Walter G. Kelly
                                         President and Chief Executive Officer
                                         (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Skibo Financial Corp., do hereby severally constitute and appoint Walter G. Kelly as our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Walter G. Kelly may deem necessary or advisable to enable Skibo Financial Corp. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Walter G. Kelly shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


/s/Walter G. Kelly                           /s/Carol A. Gilbert
-----------------------------------          -----------------------------------
Walter G. Kelly                              Carol A. Gilbert
President, Chief Executive Officer           Chief Financial, Operating Officer
(Principal Executive Officer)                and Treasurer
Date:    March 12, 1999                      (Principal Financial and Accounting
                                             Officer)
                                             Date:  March 12, 1999

/s/John C. Burne                             /s/John T. Mendenhall, Jr.
-----------------------------------          -----------------------------------
John C. Burne                                John T. Mendenhall, Jr.
Chairman of the Board and Director           Director
Date:    March 12, 1999                      Date:  March 12, 1999

                                             /s/Alexander J. Senules
-----------------------------------          -----------------------------------
Layne W. Craig                               Alexander J. Senules
Director                                     Vice President and Secretary
Date:                                        Date:  March 12, 1999

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned trustee of the First Carnegie Deposit Salary Deferral Plan and Trust has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carnegie, Commonwealth of Pennsylvania, on this 12th day of March, 1999.


                                  FIRST CARNEGIE DEPOSIT
                                  SALARY DEFERRAL PLAN AND TRUST



                                  By:    /s/ Walter G. Kelly
                                         ---------------------------------------
                                         Walter G. Kelly
                                         Trustee

                                INDEX TO EXHIBITS


Exhibit                             Description
-------                             -----------

4.1 Summary Plan Description for the First Carnegie Deposit Salary Deferral Plan and Trust

5.1             Favorable  determination  letter dated  February 1,
                1995, confirming that the Plan is qualified under
                Section 401 of the Internal Revenue Code of 1986, as amended

5.2             Participant Voluntary Election Form